CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-125751 on Form N-1A of our reports dated February 23, 2026, relating to the financial statements and financial highlights of First Trust Dow Jones Select MicroCap Index Fund, First Trust Morningstar Dividend Leaders Index Fund, First Trust US Equity Opportunities ETF, First Trust NYSE® Arca® Biotechnology Index Fund, First Trust Dow Jones Internet Index Fund, First Trust Capital Strength® ETF, First Trust Value Line® Dividend Index Fund, First Trust Growth Strength™ Portfolio , First Trust Indxx Aerospace & Defense ETF, First Trust Bloomberg Inflation Sensitive Equity ETF, First Trust NASDAQ-100 Select Equal Weight ETF , First Trust NASDAQ-100-Technology Sector Index Fund, First Trust NASDAQ-100 Ex-Technology Sector Index Fund, First Trust NASDAQ® Clean Edge® Green Energy Index Fund, First Trust S&P REIT Index Fund, First Trust Water ETF, First Trust Natural Gas ETF, and First Trust NASDAQ® ABA Community Bank Index Fund, and our reports dated February 24, 2026, relating to the financial statements and financial highlights of First Trust Dividend Strength™ ETF, First Trust Dow 30 Equal Weight ETF, First Trust Lunt U.S. Factor Rotation ETF, First Trust S&P 500 Diversified Free Cash Flow ETF, FT Vest Gold Strategy Quarterly Buffer ETF, FT Vest Gold Strategy Target Income ETF®, FT Vest Bitcoin Strategy Floor 15 ETF – April, FT Vest Bitcoin Strategy & Target Income ETF, FT Vest Bitcoin Strategy Floor 15 ETF – July, FT Vest Bitcoin Strategy Floor 15 ETF – October, First Trust WCM Developing World Equity ETF, and First Trust WCM International Equity ETF, each a series of First Trust Exchange-Traded Fund, appearing in Form N-CSR of First Trust Exchange-Traded Fund for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 29, 2026